Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Investment Quality Municipal Fund, Inc.
33-38450
811-6264

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             9,913,622
                    3,509
   Against
                722,921
                         45
   Abstain
                290,071
                         10
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             9,927,124
                    3,512
   Against
                683,031
                         42
   Abstain
                316,459
                         10
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             9,865,091
                    3,506
   Against
                761,414
                         49
   Abstain
                300,109
                           9
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



To approve the elimination of the
fundamental policy relating to derivative and short sales.


   For
             9,810,311
                    3,506
   Against
                794,399
                         49
   Abstain
                321,904
                           9
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             9,775,388
                    3,503
   Against
                788,567
                         51
   Abstain
                362,659
                         10
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



To approve the new fundamental policy
 relating to commodities.


   For
             9,752,534
                    3,502
   Against
                801,301
                         62
   Abstain
                372,779
                          -
   Broker Non-Votes
             3,459,924
                       240
      Total
           14,386,538
                    3,804



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052368.